Exhibit 99.1

Investor Contact:	Media /Sales Contact:
Bonnie Ortega	Hanna Wagari
Director, Investor/Public Relations	Director of Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: hwagari@cardiumthx.com

CARDIUM ANNOUNCES MARKET INTRODUCTION OF NEW D-SORB™

TO EXPAND THE MEDPODIUM HEALTHY LIFESTYLE PRODUCT LINE

MedPodium’s D-Sorb™ to Help Combat Vitamin D Deficiency,

An Increasing Medical Condition in our High-Tech World

SAN DIEGO, CA – August 25, 2011 – Cardium Therapeutics (NYSE Amex: CXM) today announced the addition of a new high-potency bioavailable Vitamin D supplement, D-Sorb™, to MedPodium’s portfolio of Nutra-Apps™ lifestyle supplements. D-Sorb™ provides 2000 IUs of Vitamin D3 in easy-to-swallow softgels and features SourceOne Global Partners’ unique VESIsorb® lipid-based delivery system, which allows the Vitamin D to become more water soluble, which has been clinically proven to provide increased absorption and bioavailability.* VESIsorb® D-Sorb™ colloidal droplets also protect the Vitamin D from light oxidation and stomach acids. D-Sorb™ utilizes Vitamin D3, which is considered to be a more effective form of Vitamin D than Vitamin D2. Vitamins D2 (ergocalciferol) and D3 (cholecalciferol) are both naturally occurring precursors that are converted in the liver and kidneys to the biologically active form of Vitamin D. Studies have shown that Vitamin D3 is more effective than Vitamin D2 in raising and maintaining levels of biologically active Vitamin D.*

Vitamin D as provided in D-Sorb™ is intended to promote calcium absorption for healthy bones and to support the immune system and cardiovascular health. Recent research has shown that Vitamin D may protect against osteoporosis, diabetes, hypertension, glucose intolerance, stroke, autoimmune diseases and some forms of cancer, such as prostrate, breast and colon cancers.* Vitamin D is naturally synthesized in the skin following exposure to sunlight and deficiencies may occur as a result of decreased time spent outdoors, reduced sun exposure in colder climates and heavy use of sunscreen. Research suggests that up to 85% of people have less than sufficient levels of Vitamin D and that if you are elderly, have dark skin, high BMI (Body Mass Index), or suffer from Crohn’s disease or celiac disease, you may not be getting enough Vitamin D.* More information about D-Sorb™ is available at www.medpodium.com/index.php/dsorb.html. More information about SourceOne Global Partners and VESIsorb® is available at www.source-1-global.com.

“The addition of D-Sorb™ represents another important step toward broadening the Company’s MedPodium Nutra-Apps™ healthy lifestyles brand platform and product portfolio,” stated Christopher J. Reinhard, Cardium’s Chairman and Chief Executive Officer. “Vitamin D deficiency has become a worldwide epidemic in all age groups and we believe many people should consider the potential benefit of supplementing their diet with Vitamin D, preferably with

MedPodium’s best-in-class D-Sorb™. Like other products in the MedPodium portfolio, D-Sorb™ comes in small, easy-to-swallow softgels and features SourceOne Global Partners’ unique VESIsorb® lipid-based delivery system which provides for superior absorption and bioavailability.”

Reinhard added, “We plan to continue to identify and evaluate additional science-based, easy-to-use lifestyle nutraceutical products to broaden our MedPodium healthy lifestyle brand platform for promoting health and well-being. Products selected for the MedPodium portfolio are expected to be substantiated with scientific data supporting an understanding of the mechanism of action, to have well-defined manufacturing standardizations, and to allow for easy-to-use formulation and dosage. MedPodium products are currently available for sale through our web-based boutique and we plan to market and sell certain products through various select distributors and retailers throughout the United States once we have assembled a more complete portfolio of healthy lifestyle products.”

About MedPodium

MedPodium™ is a portfolio of science-based, easy-to-use Nutra-Apps™ lifestyle supplements designed to promote health and well-being in today’s increasingly complex work and social environments. The MedPodium healthy lifestyle brand is being developed to feature improved product formulations including easy-to-use pills and capsules, fast-acting oral drops and sprays, and innovative transdermal delivery systems. Additional information about MedPodium is located at www.medpodium.com.

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium healthy lifestyle product platform. The Company’s lead product candidates include Excellagen™ topical gel for wound care management, and Generx® DNA-based angiogenic biologic for patients with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that D-Sorb™ can be effectively commercialized as a nutritional supplement; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements will successfully and in a timely manner lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the development and commercialization of new products, the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and qualifications and to maintain our listing on a national stock exchange, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

*Note: These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure or prevent any disease.

Copyright 2011 Cardium Therapeutics, Inc. All rights reserved.

For Terms of Use Privacy Policy, please visit www.cardiumthx.com.

Cardium Therapeutics®, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, MedPodium™, Appexium™, Linée™, Alena™, Cerex™ and Nutra-Apps™ are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company.

(VESIsorb® and Vitamin D-Sorb™ are trademarks of SourceOne Global Partners.)